IDS Life Account RE
File No. 33-13375


                                                 EXHIBIT INDEX


Exhibit 27.1:  Financial Data Schedule.
Exhibit 99.1:  Copies of pages 50-51 & 54-55 of Form S-1.
Exhibit 99.2:  Copies of pages 18-35 of Form S-1.